UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2011 (November 30, 2011)

GLOBAL INDUSTRIES, LTD.

(Exact name of registrant as specified in its charter)

Louisiana	0-21086	72-1212563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11490 Westheimer, Suite 400 Houston, Texas		77077
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 529-7979

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 1, 2011, Global Industries, Ltd., a Louisiana corporation (“Global Industries”), became an indirect, wholly-owned subsidiary of Technip S.A., a société anonyme organized under the laws of France (“Technip”), as a result of the merger of Apollon Merger Sub B, Inc., a Louisiana corporation and an indirect, wholly-owned subsidiary of Technip (“Merger Subsidiary”) with and into Global Industries (the “Merger”). The Merger was effected pursuant to an Agreement and Plan of Merger dated as of September 11, 2011, among Global Industries, Technip, and Merger Subsidiary (the “Merger Agreement”).

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the Merger, on December 1, 2011, Global Industries entered into a first supplemental indenture (the “First Supplemental Indenture”) with Wells Fargo Bank, National Association (the “Trustee”), related to the indenture dated as of July 27, 2007 (the “Base Indenture”, and together with the First Supplemental Indenture, the “Indenture”) between Global Industries and the Trustee, providing for the issuance of Global Industries’ 2.75% Senior Convertible Debentures due 2027 (the “Debentures”). Pursuant to the First Supplemental Indenture, the Debentures may now only be converted into the merger consideration that holders of Debentures would have been entitled to receive upon the consummation of the Merger had each $1,000 principal amount of the Debentures been converted into a number of shares of Global Industries’ common stock, par value $0.01 per share (the “Common Stock”) equal to the Conversion Rate (as defined in the Indenture) immediately prior to the consummation of the Merger. Global Industries’ conversion obligation with respect to Debentures that are converted at any time after the consummation of the Merger will be fixed at an amount in cash equal to the Conversion Rate of 28.1821 multiplied by $8.00, without interest, which is the merger consideration (the “Merger Consideration”) payable for each share of Common Stock outstanding immediately prior to the consummation of the Merger. As a result, Holders will be entitled to receive $225.46 per $1,000 aggregate principal amount of Debentures surrendered for conversion.

Item 1.02 Termination of a Material Definitive Agreement.

On December 1, 2011, concurrent and in connection with the completion of the Merger, Global Industries terminated the Third Amended and Restated Credit Agreement, dated as of June 30, 2006, with the banks and financial institutions party thereto, as amended and supplemented. No early termination or prepayment penalties were incurred.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 1, 2011, the Merger of Merger Subsidiary with and into Global Industries was completed, with Global Industries continuing as the surviving corporation and an indirect, wholly-owned subsidiary of Technip.

In connection with the Merger, each outstanding share of Common Stock, other than Common Stock held by Global Industries as treasury stock or owned by Technip, Merger Subsidiary or any of their affiliates, and other than those shares with respect to which dissenters’ rights were properly exercised, was converted pursuant to the Merger Agreement into the right to receive the Merger Consideration. As of the effective time of the Merger (the “Effective Time”), holders of the Common Stock immediately prior to the Effective Time ceased to have any rights as shareholders of Global Industries (other than their right to receive the Merger Consideration pursuant to the Merger Agreement). In addition, each option to purchase shares of Common Stock (whether or not vested, each a “Stock Option”) was converted into the right to receive, less applicable withholding taxes, an amount in cash determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price per share of Common Stock subject to the Stock Option by (ii) the number of shares of Common Stock the holder could have purchased (assuming full vesting of the Stock Option) had such holder exercised such option in full immediately prior to the Effective Time. Each share of restricted stock vested and was treated as a share of Common Stock entitled to receive the Merger Consideration, and each performance stock unit (a “Performance Unit”) was converted into the right to receive an amount in cash determined by multiplying (i) the Merger Consideration by (ii) the number of shares of Common Stock issuable pursuant to such Performance Unit assuming attainment of the target level of performance (or such other level of performance if provided for in the award agreement underlying such Performance Unit).

Based on the per share consideration of $8.00 per share, the aggregate amount of consideration paid by Technip was approximately $936 million. The consideration received by Global Industries’ shareholders was funded through cash on hand within the Technip group.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Global Industries’ Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 12, 2011 and which is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The completion of the Merger described above under Item 2.01 constituted a “Fundamental Change” under the Indenture. As a result, pursuant to the Indenture, the holders of the Debentures have the right (i) to require Global Industries to repurchase their Debentures at a cash price equal to 100% of the principal amount plus accrued and unpaid interest on a repurchase date to be specified by Global Industries, or (ii) to convert their Debentures into $225.46 in cash per $1,000 aggregate principal amount of Debentures.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, on December 1, 2011, Global Industries requested in writing that The Nasdaq Stock Market LLC (“NASDAQ”) file with the SEC a Form 25 (Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”)) to delist the Common Stock from NASDAQ and deregister the Common Stock under Section 12(b) of the Exchange Act. The trading of the Common Stock on NASDAQ will be suspended after the close of trading on NASDAQ on December 1, 2011. Global Industries intends to file a certification and notice of termination of registration on Form 15 requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of its reporting obligations under Section 15(d) of the Exchange Act, as soon as practicable.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

As a result of the Merger, on December 1, 2011, Global Industries became an indirect, wholly-owned subsidiary of Technip, resulting in a change in control of Global Industries. The description of the Merger is contained in Item 2.01 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2011, at the Effective Time, each of Charles O. Buckner, John A. Clerico, Lawrence R. Dickerson, Edward P. Djerejian, Charles R. Enze, Larry E. Farmer, Edgar G. Hotard, Richard A. Pattarozzi, and John B. Reed, who constituted the Board of Directors of Global Industries prior to the Merger (the “Prior Directors”), resigned from their directorships of Global Industries and from all committees of which they were members. The resignation of the Prior Directors did not result from any disagreements between Global Industries and the Prior Directors on any matter relating to Global Industries’ operations, policies or practices. David Dickson, Deanna Goodwin and John Harrison have been appointed as the directors of Global Industries.

Also on December 1, 2011, at the Effective Time, each of the officers of Global Industries resigned from their positions as officers. David Dickson (age 43) was appointed as Chief Executive Officer and President, Deanna Goodwin (age 46) as Chief Financial Officer and Treasurer, and John Freeman (age 50) as Secretary of Global Industries, in each case until their respective successors are duly executed or appointed and qualified or until the earlier of their death, resignation or removal.

John Harrison is Technip’s General Counsel and has been employed by Technip for four years. Prior to joining Technip, Mr. Harrison was General Counsel of the Defence and Security Division of EADS. David Dickson is currently the President of Technip USA, Inc. (“Technip USA”), a subsidiary of Technip, and has been employed by Technip USA for nine years. Prior to joining Technip USA, Mr. Dickson was the Operations Manager for Subsea, Ltd. Deanna Goodwin is currently Technip USA’s Senior Vice President – Operations Integration and has been employed by Technip USA for four-and-a-half years. Prior to joining Technip USA, Ms. Goodwin worked in the Projects Office – Merger Integration at Veritas DGC Inc. John Freeman is currently Technip USA’s Vice President and General Counsel and has been employed by Technip USA for two-and-a-half years. Prior to joining Technip USA, Mr. Freeman was the Group Counsel and Chief Legal Compliance Officer for Baker Hughes Reservoir Technology and Consulting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.

By:	/s/ David Dickson
David Dickson
Chief Executive Officer

December 1, 2011